EXHIBIT 23.1.1

             CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

Generex Biotechnology Corporation
33 Harbour Square
Suite 202
Toronto, Ontario
M5J 2G2

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated October 6, 2004, except for Note 20 which is as of November 10, 2004, relating to the consolidated financial statements of Generex Biotechnology Corporation, appearing in the Company's Annual Report on Form 10-K for the year ended July 31, 2004.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Dunwoody LLP
--------------------------------------------
Independent Registered Chartered Accountants
Toronto, Ontario
March 7, 2005